UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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27700A SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498 -3547

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2007

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Friday, April 27, 2007, at 2:00 p.m., at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 for the following purposes:

1.	Election of Directors. To elect two Directors, each for a three-year term expiring in 2010;

2.	Approval of 2007 Executive Bonus Plan. To approve the adoption of the 2007 Executive Bonus Plan for the Company’s executive officers;

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and

4.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 1, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Wilsonville, Oregon

March 20, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLIR SYSTEMS, INC.

27700A SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2007

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 27, 2007, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve the adoption of the 2007 Executive Bonus Plan, ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about March 26, 2007.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 1, 2007 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 38,000 beneficial holders of the 66,297,362 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR the approval of the 2007 Executive Bonus Plan, and FOR the ratification of the appointment of the Company’s independent registered public accounting firm. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to the Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting two Directors will be elected, each for a three-year term expiring in 2010. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Articles of Incorporation and Bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he has served as a Director of FLIR, the expiration of his term as a Director and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR

John D. Carter	61	2003	2007	2010	Director
Michael T. Smith	63	2002	2007	2010	Director

Continuing Directors:

William W. Crouch	65	2005	2008	—	Director
John C. Hart	73	1987	2008	—	Director
Angus L. Macdonald	52	2001	2008	—	Director
Earl R. Lewis	63	1999	2009	—	President, Chief Executive Officer and Chairman of the Board of Directors
Steven E. Wynne	54	1999	2009	—	Director

JOHN D. CARTER.    Mr. Carter was elected to the Board of Directors in 2003. His current term on the Board expires at the Company’s 2007 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2010 will be voted upon. Mr. Carter was elected President and Chief Executive Officer of Schnitzer Steel Industries, Inc. in May 2005. Until 2006, he was a principal in the consulting firm of Imeson & Carter, a firm specializing in transportation and international business transactions. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary, and other operating groups. Mr. Carter is a member of the Board of Directors of Northwest Natural Gas Company and Schnitzer Steel Industries, Inc. He is Chairman of the Board of Kuni Automotive Industries, Inc., a private company in the auto dealership business. He also is the manager of Birch Creek Associates LLC, Dusky Goose LLC, and Tsarina Wines LLC, engaged in agricultural land ownership, vineyard ownership and wine business. He served on the board of London & Continental Railways in the UK until February, 2006 and on the board of Cross London Rail Links, Ltd., until December 2005. He received his B.S. in history from Stanford University and his J.D. from Harvard Law School.

MICHAEL T. SMITH.    Mr. Smith was elected to the Board of Directors in July 2002. His current term on the Board expires at the Company’s 2007 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2010 will be voted upon. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a Director of Alliant Techsystems, Inc., Ingram Micro Inc. and Teledyne Technologies, Inc. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the US Army. Mr. Smith is also the Vice Chairman of the Board of Trustees of Providence College in Providence, RI.

GEN. WILLIAM W. CROUCH (US ARMY—RETIRED).    Gen. Crouch was elected to the Board of Directors in May 2005. During his 36-year career in the United States Army, Gen. Crouch has served as Commanding General—Eighth Army and Chief of Staff, United Nations Command and US Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the US Army’s 27th Vice Chief of Staff. He now serves as one of five generals who oversee the Army’s Battle Command Training Program. In October 2000, Gen. Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He is a Senior Mentor with the Leadership Development and Education Program for Sustained Peace at the US Naval Post Graduate School and serves on the Boards of the Community Anti-Drug Coalitions of America and the Keck Institute for International and Strategic Studies at Claremont McKenna College. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University while serving as an Assistant Professor of Military Science.

JOHN C. HART.    Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as interim President and Chief Executive Officer of the Company from May through November 2000. Mr. Hart holds a B.A. from the University of Oregon. Mr. Hart is also a trustee of the Columbia River Maritime Museum.

ANGUS L. MACDONALD.    Mr. Macdonald has served as a Director of the Company since April 2001. He is President and a founder of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

EARL R. LEWIS.    Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. He was formerly President and Chief Executive Officer of Thermo Instrument Systems, Inc. and is also a Director of Harvard BioScience, Inc. and a trustee of Dean College. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University.

STEVEN E. WYNNE.    Mr. Wynne was elected to the Board of Directors in November 1999. Since March 1, 2004, Mr. Wynne has been President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP, the Company’s outside legal counsel. Mr. Wynne served as acting Senior Vice President and General Counsel to the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of

eteamz.com, an on-line community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

Recommendation of Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for Director. If a quorum is present, the Company’s Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-employee Directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2006 the Company’s Board of Directors held four meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served. Under the Company’s Corporate Governance Principles, each Director is expected to commit the time necessary to prepare for and attend all regularly scheduled Board meetings and meetings of committees of the Board on which they serve, as well as the Company’s Annual Meeting of Shareholders. All members of the Company’s Board of Directors attended the 2006 Annual Meeting of Shareholders.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom have been determined to be “independent” as defined by applicable Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market rules, are identified in the following table. Neither Mr. Lewis, the Company’s President and Chief Executive Officer, nor Mr. Wynne are “independent” as defined by applicable SEC and NASDAQ Stock Market rules.

Name	Audit	Corporate Governance	Compensation
John D. Carter		Chair
William W. Crouch		X
John C. Hart	X	X
Angus L. Macdonald	X		Chair
Michael T. Smith	Chair		X

The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and financial reporting process; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualification, appointment and independence; the performance of any internal audit function; the review of all third-party transactions involving, directly or indirectly, the Company and any of its Directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2006, the Audit Committee held nine meetings.

The Compensation Committee is responsible for all matters relating to the compensation of the Company’s executives, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company. The Committee also administers the Company’s equity compensation plans. During fiscal year 2006, the Compensation Committee held six meetings.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to superior levels of corporate governance practice; overseeing the Board’s annual self-evaluation; identifying qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its Committees; reviewing the Company’s Corporate Governance Principles; reviewing the compensation policies for non-employee Directors and recommending nominees to stand for election at each Annual Meeting of Shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience. During fiscal year 2006, the Corporate Governance Committee held two meetings.

Shareholder Nominations

The Corporate Governance Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because it believes that the informal consideration process in place to date has been adequate given that the Company has never received any Director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance Committee intends to periodically review whether a more formal policy should be adopted.

The Company’s Bylaws set forth procedures that must be followed by shareholders seeking to make nominations for Directors. In order for a shareholder of the Company to make any nominations, he or she must give written notice to the Corporate Secretary not less than 60 days nor more than 90 days prior to the date of any such Annual Meeting; provided, however, that if less than 60 days’ notice of the Annual Meeting is given to shareholders, such written notice must be delivered not later than the close of business on the 10th day following the day on which notice of the Annual Meeting was mailed or public disclosure of the Annual Meeting date was made. Each notice given by a shareholder with respect to nominations for the election of Directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of Common Stock that are beneficially owned by each such nominee. In addition, the shareholder making such nomination must promptly provide any other information reasonably requested by the Company.

Corporate Governance

FLIR maintains a Corporate Governance page on its website that includes key information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct and charters for the committees of the Board of Directors. The Corporate Governance page can be found at www.flir.com within the Investor Relations segment of the website.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the Board members are independent of FLIR and its management;

•	all members of the Board committees—the Audit, Compensation and Corporate Governance Committees—are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•

FLIR has a clear Code of Ethical Business Conduct that is monitored by its Senior Vice President, General Counsel and Secretary, who acts as the Company’s ethics officer, and is annually affirmed by its employees;

•	the charters of the Board committees clearly establish their respective roles and responsibilities;

•

FLIR has an ethics officer and an internet-based hotline monitored by EthicsPoint that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•

FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its principal executive officer and all members of its finance department, including the Chief Financial Officer, Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers. You may obtain a copy of the Company’s Code of Ethics for Senior Financial Officers by writing to Corporate Secretary, FLIR Systems, Inc., 27700A SW Parkway Avenue, Wilsonville, Oregon 97070.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	63	Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors	61	Executive Vice President and President, Thermography Division
Stephen M. Bailey	58	Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry	51	Senior Vice President, General Counsel and Secretary
William A. Sundermeier	43	President, Government Systems Division
Andrew C. Teich	46	President, Commercial Vision Systems Division
Anthony L. Trunzo	44	Senior Vice President, Corporate Strategy and Development

Information concerning the principal occupation of Mr. Lewis is set forth under “Election of Directors.” Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

ARNE ALMERFORS.    Mr. Almerfors joined FLIR in December 1997 in connection with FLIR’s acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography Division. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

STEPHEN M. BAILEY.    Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Prior to joining FLIR, Mr. Bailey served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with AMFAC, Inc., including President of AMFAC Supply Company, Senior Vice President and Controller of AMFAC, Inc. and Senior Vice President and Controller of AMFAC Foods, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

JAMES A. FITZHENRY.    Mr. Fitzhenry joined FLIR in 1993 as Director of Administration and Corporate Counsel, and was appointed Senior Vice President, General Counsel and Secretary in 1995. Prior to joining FLIR, Mr. Fitzhenry served in the White House under President George H. W. Bush, worked as legal counsel and legislative director to US Senator Mark O. Hatfield (R-Ore.), was appointed Deputy State Treasurer for the State of Oregon and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon, his J.D. and MBA degrees from Willamette University and has attended post-graduate programs at Stanford University and the Wharton School of the University of Pennsylvania. On November 21, 2002, Mr. Fitzhenry consented to a Securities and Exchange Commission Order pursuant to which he agreed to cease and desist from committing or causing any violations and any future violations of Rule 13b2-2 of the Securities Exchange Act of 1934 (regarding reports to auditors), and agreed to a ban on appearing or practicing before the Securities and Exchange Commission as an attorney for five years. Mr. Fitzhenry neither admitted nor denied the findings contained in the Order.

WILLIAM A. SUNDERMEIER.    Mr. Sundermeier has been serving as the President of the Government Systems Division within FLIR since April of 2006. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager for Thermography Products and was appointed Director of Product Marketing for commercial and government products in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy, focused on the integration of newly acquired companies. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. In April 2004, he was appointed Co-President of the Imaging Division. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Intern Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

ANDREW C. TEICH.    Mr. Teich has been serving as the President of the Commercial Vision Systems Division within FLIR since April of 2006. Prior to this, he was Co-President of the Imaging Division since April of 2004. Prior to that Mr. Teich had been serving as Senior Vice President, Sales and Marketing since 2000. Mr. Teich joined FLIR as Senior Vice President, Marketing as a result of the acquisition of Inframetrics in March of 1999. While at Inframetrics, Mr. Teich served as Vice President of Sales and Marketing from 1996-1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics, concluding in the role of Vice President of Sales in 1996. He holds a B.S. degree in Marketing from Arizona State University and has attended executive education course at Stanford University.

ANTHONY L. TRUNZO.    Mr. Trunzo joined FLIR in August 2003 as Senior Vice President, Corporate Strategy and Development. From 1996 until joining FLIR, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Bank, NA. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future Company performance targets and goals. These targets and goals are disclosed in the context of FLIR’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. FLIR specifically cautions investors not to apply these statements to other contexts.

Philosophy and Objectives of Compensation Programs

General Philosophy

We believe the total compensation of our executive officers (the “Executives”) should support the following objectives:

•

attract and retain Executives with the skills, experience and motivation to enable the Company to achieve its stated objectives. This means that the Company provides competitive pay opportunity to executives who are able to deliver competitive and preferably superior results;

•

provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity that is consistent with job responsibilities, and promotes focus on both annual and multi-year business objectives. This means that Executives have a higher percentage of their total pay opportunity tied to performance (versus fixed pay) and long-term (versus short-term) pay;

•

align total compensation with the performance commitments we make to our shareholders; in particular, long-term growth in diluted earnings per share (“EPS”). This means that both our short-term and long-term incentive programs are heavily based on EPS performance;

•

allow Executives who demonstrate consistent performance over a multi-year period to earn above-average compensation when FLIR achieves above-average long-term performance. This means that our compensation program for Executives has a high degree of variability—significant upside for performance that exceeds goals, with commensurate risk when performance falls short of goals; and

•

is affordable and appropriate in light of the Company’s size, strategy and anticipated performance. This means that while the Compensation Committee considers competitive practice in their decision-making, they place significant emphasis on the Company’s specific strategy, financial situation and performance in the ultimate determination of compensation decisions.

For purposes of this Compensation Discussion and Analysis, Executives include our Chief Executive Officer (the “CEO”) and his direct staff. These same individuals are also our Section 16 Officers as defined by the Securities Exchange Act of 1934.

We evaluate our compensation plans and programs annually, usually at the conclusion of our fiscal year. If necessary, we modify elements of our compensation plans to address changing market dynamics, evolving compensation best practices, the impact of accounting rule changes and shifts in business objectives. For example, we have modified our Executive level long-term incentive programs in each of the past three years, first issuing premium priced options, then adopting a mix of restricted stock units and performance-based options, and then solely issuing performance-based options to our Executives. While we value a consistent overall approach, we will continue to assess whether our programs are meeting our objectives, and make changes as needed.

Our Executives have the greatest proportion of their total direct compensation (“TDC”) based on Company performance over a multi-year period. TDC is defined as the combination of base salary, annual incentive compensation, and average long-term incentive compensation. Over 50% of our CEO’s TDC is tied to long-term performance. Long-term incentive compensation for our named executive officers, excluding our CEO, also accounts for over 50% of their TDC. Our named executive officers include our CEO, our Chief Financial Officer (the “CFO”), and the Presidents of our three operating divisions. Our mid-level executives have a more balanced mix of retention and performance-based compensation, while our less senior employees have minimal compensation at risk for performance. We believe this approach offers appropriate incentives to our Executives that are most able to impact long-term success, while helping in the retention of critical employees across the Company.

Defining the Market—Benchmarking

Over the past three years, the Compensation Committee has engaged leading industry compensation consultants to review all aspects of our compensation plans for our Executives. Most recently, Pearl Meyer & Partners was engaged and, in October 2006, provided a report to the Compensation Committee on the total compensation of our Executives. Pearl Meyer & Partners identified a group of eighteen companies (the “Peer Group”), in collaboration with the Compensation Committee, and compared each element of our Executive’s compensation to the Peer Group. Since there are no public companies directly comparable to FLIR, the Peer Group consisted of companies of similar size, in similar but not identical industries that had financial performance superior to most public companies as measured by the Russell 2000 index.

The Peer Group includes companies in the Aerospace, Manufacturing, Scientific and Electronic Instruments, and Electronics industries. The 18 Peer Group companies are: (1) Armor Holdings, Inc., (2) Barnes Group, Inc., (3) Dionex Corporation, (4) DRS Technologies, Inc., (5) EDO Corporation, (6) ESCO Technologies, Inc., (7) Esterline Technologies Corporation, (8) Mine Safety Appliances Company, (9) MKS Instruments, Inc., (10) MTS Systems Corporation, (11) National Instruments Corporation, (12) Rofin-Sinar Technologies, Inc., (13) Roper Industries, Inc., (14) Tektronix, Inc., (15) Teledyne Technologies, Incorporated, (16) Thermo Electron Corporation, (17) Trimble Navigation Limited, and (18) Waters Corporation. Based on the data available at the time the study was performed in late 2006, the Company was slightly smaller than the median of the Peer Group based on revenues (23rd percentile) and assets (30th percentile) but above the Peer Group median with respect to market capitalization (65th percentile).

Since 2001, FLIR has outperformed both the Russell 2000 market index and the Peer Group in total shareholder return, as reflected in the following chart.

The Peer Group study showed that FLIR’s total shareholder return was at the 79th percentile of the Peer Group and that, on average, TDC for our Executives was approximately at the 75th percentile of the Peer Group. We believe this result reflects FLIR’s superior total shareholder return over the last five years. We have not established a specific percentile objective versus the market, nor have we established specific target TDC levels for our CEO or other Executives. However, the Compensation Committee concluded, based on the consultant report and its own analysis, that current compensation levels are appropriate for each of the Executives evaluated.

We have chosen to regularly evaluate all aspects of our executive compensation programs rather than establish rigid policies. This approach allows the Compensation Committee to periodically review all elements of compensation and make modifications as needed to remain fair, reasonable and consistent with the objectives described above. This approach has allowed us to make numerous changes over the past several years in response to evolving best practices, Company financial performance and changes in accounting and tax rules. Over the past several years we have modified our non-equity incentive plan, our long-term incentive program and increased the amount of executive compensation that is linked to achieving performance metrics.

Compensation Design and Elements of Compensation

We have designed our compensation plans to reward achievement of superior financial results, as measured by growth in EPS both annually and over multi-year periods. If we continue to meet the objectives we have set for the Company, which reflect superior results compared to our peers, our named executive officers will earn above-average compensation. Failure to achieve targeted results will significantly reduce actual total compensation, since a significant portion of our named executive officers’ pay is in the form of short-term and long-term incentives. We believe this “pay for performance” philosophy attracts, retains and motivates our named executive officers to be aligned with the Company’s culture, and to provide the talent needed to meet these goals.

Our CEO and CFO each have employment agreements approved by the Compensation Committee that establish base salary and annual incentive targets for 2007 and 2008. These agreements, and the Company’s obligations, are further described on page 14. No other named executive officers have employment agreements.

Base Salary

Key considerations in establishing base salary levels include the overall level of responsibility a given named executive officer has, the importance of the role, the experience, expertise and specific performance of the individual. We consider current base salary levels for each of our named executive officers to be consistent with these objectives and, absent any changes in responsibilities, that the individuals would expect increases in base salary to be in line with the market for such positions in the future. Our CEO’s base salary is established in his employment agreement at $750,000 for 2007 and $800,000 for 2008. Our CFO’s employment agreement establishes a base salary of $340,000 for 2007 and $370,000 for 2008. All other named executive officer base salaries are determined annually by the Compensation Committee in consultation with our CEO. In 2006 salary increases for all FLIR full-time employees averaged 4.3%, and increases for the named executive officers (other than the CEO) were 5.0%. For our named executive officers, base salaries for 2006 accounted for 28% of their TDC. This means our named executive officers have 72% of their total pay opportunity tied to performance and long-term incentive pay.

Annual Incentive Plan

We award annual cash incentive compensation (the annual incentive plan or “AIP”) based upon a mix of quantitative and qualitative factors. For 2006, there were 1,246 participants in the AIP, excluding our CEO and including the named executive officers, with target incentive opportunities ranging from 2.5% to 60% of salary.

AIP awards are determined by a combination of quantitative and qualitative factors that are established annually and approved by the Compensation Committee. For 2006, the quantitative measures were growth in

EPS, growth in corporate revenue and operating income, and growth in divisional revenue and operating income. EPS targets were based on diluted earnings per share excluding stock-based compensation expense required by Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments” (“FAS123(R)”) which we adopted in 2006. We believe the mix of corporate and divisional measures creates an appropriate balance between overall Company performance and individual responsibility and accountability. For our divisional named executive officers (FLIR’s three divisional presidents) the measures were weighted 75% to their division and 25% to corporate performance. For our CFO the measures were 100% on corporate performance. For 2006 our corporate financial goals were:

2006 Named Executive Officer Annual Incentive Matrix

	Threshold	Target	Maximum	Actual
Revenues	90% of target $526 million	15% increase over 2005 $585 million	110% of target $643 million	98% of Target $575 million

Operating Income	90% of target $136 million	20% increase over 2005 $151 million	110% of target $166 million	98% of Target $148 million

EPS	90% of target $1.25	20% increase over 2005 $1.39	110% of target $1.53	103% of Target $1.43

The actual awards are significantly impacted by under or over achievement in relation to the target measures. For example, achieving 90% of all targets would result in AIP funding of 50% of the target awards. By contrast, achieving 110% of all targets would result in AIP funding of 150% of the target awards. Performance below 90% for all targets would result in AIP funding of 0%. Based on our actual 2006 performance, our named executive officers (excluding our CEO) received an average of 94% of target AIP compensation, as illustrated in the following table.

	Threshold	Target	Maximum	Actual
Annual Incentive	50% of target	100% of target	150% of target	94% of target

The Executive incentive payments and the non-executive employee pools have fluctuated from year to year in relation to our performance relative to our targets. For our named executive officers (excluding our CEO), non-equity incentive compensation for 2006 accounted for 15% of TDC. No qualitative adjustments were made to the calculated bonuses.

For 2006, our CEO’s award was determined by a matrix, described in his employment agreement, which establishes an annual target for the Company’s EPS. If we achieve this target, our CEO’s award is set at 100% of base salary. For each $0.01 variance above or below the target, the award is increased or decreased by 5%, as appropriate. This approach has been in place for our CEO since 2004, and in each year the target EPS has been significantly higher than in the prior year. For example, in 2004, the EPS target was a split-adjusted $0.78, while in 2006 it was $1.39, representing a compound annual growth rate of 33%. Prior to 2007, EPS targets were based on diluted earnings per share excluding stock-based compensation expense under FAS123(R). Since long-term growth in EPS is one of our critical performance measures, we believe aligning our CEO’s non-equity incentive award with this measure, if done annually and consistently as we have done, represents a simple, easy to understand metric that is well aligned with our shareholders’ interests. For 2006, our CEO’s annual incentive program is illustrated as follows:

2006 CEO Annual Incentive Matrix

	Threshold	Target	Outstanding	Actual	Maximum
EPS	86% of target $1.19	20% increase over 2005 $ 1.39	114% of target $1.59	103% of target $1.43	No cap

Based on FLIR’s actual 2006 performance, our CEO received 120% of his target annual incentive compensation, as illustrated in the following table.

	Threshold	Target	Outstanding	Actual	Maximum
Annual Incentive	0% of target	100% of target	200% of target	120% of target	No cap

For 2007, we have modified the annual incentive plan to make it simpler and improve the alignment between our CEO and our other named executive officers. The 2007 plan funding is based on achievement of a reported EPS target. We are no longer adjusting the base EPS or the target EPS for stock-based compensation expense. If the Company achieves the EPS target, the AIP pool will equal 100% of the target incentive awards for all named executive officers. For each $0.01 variance above or below the target EPS, the AIP pool is increased or decreased by 4%, as appropriate. The EPS target for 2007 is $1.52. This target represents a 15% increase over our actual EPS of $1.32 in 2006, and a 20% increase excluding stock-based compensation expense. The target award for our CEO remains at 100% of his base salary. Target awards for our other named executive officers are generally between 45% and 60% of base salary. Subject to shareholder approval, we are adopting our 2007 Executive Bonus Plan. The 2007 Executive Bonus Plan is designed to provide us with tax incentives under Section 162(m) of the Internal Revenue Code by making our named executive officer bonuses tax deductible for federal income tax purposes. If approved by shareholders, the 2007 Executive Bonus Plan provides for a maximum annual award to any named executive officer of $5,000,000.

2007 Annual Incentive Plan Matrix

	Threshold	Target	Outstanding	Maximum
EPS	84% of target $1.27	$1.52	116% of target $1.77	No cap

Annual Incentive	0% of target	100% of target	200% of target	$5,000,000

Long-term Equity Incentive Program (“LTIP”)

We believe sustained long-term growth in our share price, achieved through growing revenue and EPS, is the primary responsibility of management. Long-term incentives in the form of stock options, restricted stock units or other equity instruments is the most effective way to link the interests of management and shareholders, and to incent management to achieve this objective. Therefore, we have consistently used such instruments as an integral part of our compensation programs. The results have been excellent. Our annualized shareholder return from the end of 2001 through the end of 2006 has been 27%, compared with 10% for the Russell 2000 Index and 19% for the Peer Group during that time period. Over the past several years, it has been our practice to issue stock-based compensation annually following the release of our annual financial results for the preceding year. Pursuant to our recently adopted policy on granting equity awards, we expect to continue to make annual grants in the future. The grant date for the annual award will be the second trading day after the date of the public announcement of earnings following the date the grant is approved by the Compensation Committee.

Starting in 2005, we introduced additional performance elements to our stock option grants, particularly for our named executive officers. In that year, options granted to our named executive officers were priced at a 15% premium to the market price on the date of grant. In 2006, we further modified the plan to create still greater alignment with shareholder interests. The named executive officer LTIP awards were established on a dollar value basis, using the Black-Scholes formula for valuation. The 2006 Award values were then apportioned as follows: 25% time-based restricted stock units, and 75% performance-based stock options. For example, if a named executive officer was to receive an LTIP award with a total value of $100,000; $25,000 of the award would be delivered in the form of restricted stock units and $75,000 of the award would be delivered in the form of a performance-based stock option grant. The total compensation expense incurred over the vesting period would be $100,000 assuming performance criteria are met.

The 2006 restricted stock units vest equally over a three year period. The time-based restricted stock units address our retention needs by providing a certain level of compensation that requires future service on the part of the named executive officer. This retention element represents only 25% of the total LTIP award value because the Compensation Committee believes that it is important that the majority of the LTIP be tied to performance rather than retention. The options vest, in whole or in part, at the end of a three-year performance period, subject to our compound annual growth in EPS in accordance with the following chart:

Annualized Earnings Per Share Growth	Percentage of Options Vested
20% or more	100%
15-19.9%	75%
10-14.9%	50%
less than 10%	0%

We believe this vesting methodology holds our named executive officers to a high standard of performance that must be achieved over a multi-year period in order for them to realize the potential value of their awards. Our compensation consultant indicates this is among the most heavily performance-weighted long-term incentive designs within our Peer Group.

We expect future LTIP awards to be made in a similar manner, although we may make changes to certain aspects of the program as circumstances change. The aggregate annual level of grants may vary, based on factors such as anticipated share dilution, accounting costs and the ability of the Company to meet its financial objectives while sustaining these costs. For example, in 2006 we granted some form of long-term equity incentive to a total of 947 employees. This included virtually all U.S. based employees and approximately 26% of our non-U.S. based employees, with the objective of maintaining a sense of ownership across the entire Company. While we do not anticipate this broad of a distribution every year, we may do this again in the future and therefore our total amount of stock-based compensation will vary from year to year.

Perquisites and Other Benefits

For 2006, the primary perquisites for our named executive officers include an automobile allowance of $12,000 per year for our US based executives and $14,853 per year for a leased automobile for Mr. Almerfors in Sweden. Additionally, the US based named executive officers are not required to contribute to their monthly health insurance premiums. This perquisite ranges from $2,698 to $4,324 for each named executive officer depending on the chosen medical plan. Mr. Almerfors additionally has a supplemental executive health care plan in addition to the standard benefits provided to our employees in Sweden. This perquisite cost was $1,784 in 2006. The values of all perquisites for the named executive officers are included in the Summary Compensation Table on page 19.

Our named executive officers also participate in our other benefit plans on the same terms as other employees. These plans include health plans, income protection plans, retirement plans, and an employee stock purchase plan.

Supplemental Executive Retirement Plan

In January 2001 we introduced a Supplemental Employee Retirement Plan (the “SERP”) for our then Executives in the United States. This plan was implemented as an important retention tool at a time of uncertainty in the Company. Since inception we have not added any additional participants, and do not expect to add participants in the future. All U.S. based named executive officers are participants in the SERP. See page 22 for additional information.

Post Termination Elements of Compensation

Severance

With the exception of our CEO and CFO, we do not have any formal severance agreements with any of our named executive officers, except as described below in the event of a change of control.

In the case of our CEO, his employment agreement provides for benefits in the event of involuntary termination without cause. In such a case, he is entitled to (i) continuation of his base salary in effect at the time of termination for a period of eighteen (18) months or for the duration of the remaining term of the agreement, whichever is greater; (ii) immediate vesting of all equity awards; and (iii) a bonus (in lieu of any bonus for the year of termination) in an amount not less than one (1) year’s base salary.

In the case of our CFO, his employment agreement provide for benefits in the event of involuntary termination without cause. In such a case, he is entitled to (i) continuation of his base salary in effect at the time of termination for a period of eighteen (18) months or for the duration of the remaining term of the agreement, whichever is greater; (ii) immediate vesting of all equity awards; and (iii) a bonus (in lieu of any bonus for the year of termination) in an amount not less than 60% of one (1) year’s base salary. Additionally, in the event of a change of control, he is entitled to (a) immediate vesting of any unvested equity awards and (b) a payment equal to two times his average cash compensation for the two most recent full years of employment. Mr. Bailey’s change of control benefits are contingent on the occurrence of both of the following two events. For benefits to be paid, a change of control must have occurred and Mr. Bailey must be terminated within a specific period of time surrounding the change of control event (between 60 days prior to and 180 days after the event).

In the past we have provided severance on a case by case basis in situations where a termination was not for cause, and such payment was deemed to be appropriate and in the best interests of the Company. We are likely to continue doing so in the future.

Change of Control Agreements

We consider a sound and vital management team to be essential to protecting and enhancing the best interests of the Company and our shareholders. To this end, we recognize that the possibility of a change of control could arise and that such possibility may result in the departure or distraction of management to the detriment of the Company and our shareholders. In order to encourage the continued attention and dedication of members of our management team to their assigned duties without distraction in circumstances arising from the possibility of a change of control of the Company, we currently have change of control agreements with Messrs. Almerfors, Sundermeier and Teich.

Our change of control benefits are contingent on the occurrence of both of the following two events. For benefits to be paid, a change of control must have occurred and the named executive officer must be terminated within a specific period of time surrounding the change of control event (between 60 days prior to and 180 days after the event). In such circumstances the agreements provide for the following benefits: (a) immediate vesting of any unvested equity awards, (b) a payment equal to two times the average cash compensation of the executive for the two most recent full years of employment, and (c) a maximum of 18 months of continuation of health benefits. If the payment would result in a “parachute payment” within the meaning of Section 280G under the Internal Revenue Code, then benefits will be reduced so that the payment will be $1.00 less than the amount that would cause the payments to be subject to the excise tax. In addition to the change of control benefits provided in these agreements, the named executive officers also becomes fully vested in their SERP accounts due to a change of control.

The value of these severance and change of control termination benefits is further described on page 23.

Corporate Governance

Compensation Committee Members and Compensation Committee Charter

Our executive compensation policies are established, reviewed and approved by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of two non-employee Directors —Angus L. Macdonald (Chair) and Michael T. Smith—both of whom have been determined by the Board to be “independent” as defined by the Board’s Corporate Governance Principles and applicable SEC and NASDAQ

Stock Market rules. Both members of the Compensation Committee have significant experience in finance and accounting and have been involved in executive compensation matters in their respective careers. See page 2 in this Proxy Statement for a more detailed biography of each of our Directors. It has been our Board’s practice to rotate Compensation Committee members periodically among our independent Directors.

The Compensation Committee has primary responsibility for all matters relating to the compensation of our named executive officers listed in the Summary Compensation Table on page 19, and other Executives who are designated as officers by the Board for purposes of Section 16 of the Securities Exchange Act of 1934 and any other key executives of the Company as may be specifically designated by the Board. “Compensation” for this purpose means all forms of remuneration, including, without limitation, salaries, bonuses, annual and long-term incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, fringe benefits and perquisites, and compensation and benefits in the event of a change of control of the Company. The Compensation Committee is governed by a charter adopted by the Board, which can be found at www.flir.com within the Investor Relations segment of the website. The Corporate Governance Committee of the Board considers and makes recommendations to the Board regarding the content of all Board committee charters, including the Compensation Committee. The Compensation Committee charter was first adopted by the Board on October 24, 2002 and no changes have been made since its adoption.

Under its charter, the responsibilities and duties of the Compensation Committee include: (a) at least annually, review and approve the compensation levels for our CEO and other Executives, (b) evaluate the performance of the CEO in accordance with criteria adopted by the Compensation Committee, (c) administer each compensation and benefit plan to the extent that administrative authority is delegated to the Compensation Committee under the terms of the Plan or by action of the Board, and (d) oversee the administration of our incentive and stock-based compensation plans with respect to participation in the plans by the Executives and all other participants. The Compensation Committee, in its discretion, may retain the services of outside consultants to assist the Compensation Committee in compensation matters.

The Compensation Committee generally meets immediately preceding each quarterly Board meeting and from time to time as otherwise needed. The Chair of the Compensation Committee calls the meetings, sets the agenda and conducts the meetings. Decisions made by the Compensation Committee pursuant to its charter are not referred to the Board for further approval. The Compensation Committee has established a reserve of shares under the Company’s 2002 Stock Incentive Plan for issuance by our CEO for the limited purposes of employee hiring, promotion, retention and to correct errors or omissions on prior grants. This reserve applies only to the granting of equity awards to non-Executives and only if the awards are within guidelines established by the Compensation Committee. The Compensation Committee receives a quarterly report detailing the grants made pursuant to this program.

Compensation Consultant

The Compensation Committee has from time to time engaged professional compensation consultants to advise the Compensation Committee on our Executive compensation programs and policies and outside director compensation programs and policies. In late 2005, the Corporate Governance Committee, which has purview over outside director compensation, engaged Pearl Meyer & Partners to conduct a competitive analysis of our outside director compensation program. The Compensation Committee has also engaged Pearl Meyer & Partners to conduct a competitive analysis of our Executive compensation levels.

Role of Executives in Establishing Compensation

Our Vice President of Human Resources and Senior Vice President for Corporate Strategy and Development have participated in the development of certain Executive compensation programs, particularly the non-equity incentive program and the long-term incentive program as described above. Once formulated, these programs are reviewed by our CEO, and submitted to the Compensation Committee for its review and approval. From time to time certain executives including our CEO, Vice President of Human Resources and Senior Vice

President for Corporate Strategy and Development are invited to attend meetings of the Compensation Committee. A person, who may be a member of the Company’s management, will be designated by the Compensation Committee Chairman to act as Secretary to the Compensation Committee. While these executives may be asked to provide input and perspective, only Compensation Committee members vote on Executive compensation matters. Generally, these votes take place in executive session, when no members of management are in attendance. Our Vice President of Human Resources is responsible for the implementation, execution and operation of our compensation programs, as directed by the CEO and the Compensation Committee.

Compensation Committee Activity

In 2006, the Compensation Committee met six times. During these meetings, the Compensation Committee took the following actions: (a) approved annual non-equity incentive payments for the Executives for 2005 performance, (b) approved a new long-term incentive program for Executives and employees for 2006, (c) approved amendments to an employment agreement with our CEO, and (d) approved a form of change of control agreement for our Executives (excluding our CEO). The Compensation Committee also received reports from Pearl Meyer & Partners about our Executive compensation levels and structure and on the new rules pertaining to the disclosure of executive compensation. Our CEO, Vice President of Human Resources, and Senior Vice President of Corporate Strategy and Development attended certain of those meetings as the members of our management team who administer our various compensation and benefit plans and our Senior Vice President, General Counsel and Secretary attended as Secretary to the Compensation Committee.

Equity Granting Policy

Recognizing the importance of adhering to appropriate practices and procedures when granting equity awards, we implemented an equity granting policy in early 2007 to formalize our practices and processes. The policy establishes the following practices:

•	All grants to Executives must be approved at a meeting of the Compensation Committee, and may not occur through action by unanimous written consent.

•

The grant date of all equity awards approved at a meeting of the Compensation Committee shall be the second trading day after the date of the next public announcement of the Company’s quarterly earnings following the date of approval.

•

All equity awards approved by the CEO out of the CEO reserve will be granted quarterly. The grant date will be the second trading day after the date of the next public announcement of the Company’s quarterly earnings following the date of approval.

•	The exercise price for all option awards shall not be less than the Company’s closing stock price on the grant date.

Stock Ownership/Retention Guidelines

We impose stock ownership requirements on our Executives and non-employee Directors. Beginning in 2006, for non-employee Directors, our Corporate Governance Principles require that, within three years of initial election to the Board, each such Director shall hold shares of the Company’s common stock, restricted stock or in-the-money stock option value in an amount equal in value to no less than the average of one year’s cash Board compensation, including committee fees, during that three year period. Those Corporate Governance Principles also require our Executives to hold shares of the Company’s common stock, restricted stock or in-the-money stock option value in an amount equal in value to no less than one year’s base salary. The Corporate Governance Principles are reviewed annually by the Corporate Governance Committee of the Board and the stock ownership requirements were adopted by the Board in 2006. As of the date of this proxy statement, all non-employee Directors and Executives are in compliance with these guidelines.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Compensation Committee always takes into the account the various tax and accounting implications of the compensation vehicles employed by the Company.

When determining the amounts of long-term incentive compensation to Executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FAS123(R), grants of stock options, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For the restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of units granted. For stock options, the cost is equal to the fair value of the option on the date of grant using a Black-Scholes option pricing model times the number of options granted. This expense is amortized over the requisite service or vesting period.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to a named executive officer. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. However, the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make pay decisions that result in compensation expense that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with FLIR’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Angus L. Macdonald, Chair
Michael T. Smith

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation for our CEO, CFO and our three other named executive officers for the year ending December 31, 2006.

Summary Compensation for Last Fiscal Year

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)		Total ($)
Earl R. Lewis Chief Executive Officer	2006	$711,539	$101,611	$267,806	$840,000	$—	$52,649	(5)	$1,973,605

Stephen M. Bailey Chief Financial Officer	2006	318,058	48,596	123,390	190,000	108,826	28,198	(6)	817,068

Arne Almerfors President, Thermography	2006	448,949	48,596	123,390	210,000	n/a	67,037	(7)	897,972

William A. Sundermeier President, Government Systems	2006	296,854	41,970	110,110	150,000	6,882	24,306	(8)	630,122

Andrew C. Teich President, Commercial Vision Systems	2006	296,854	41,970	110,110	150,000	11,108	25,300	(9)	635,342

(1)	Represents the compensation expense recognized in 2006 related to the shares issuable under time-based restricted stock units granted in 2006 based on a value of $25.14 per share, which was the closing price of our stock on the grant date. This is the same value as disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. There was no compensation expense recognized in 2006 attributable to stock awards granted in prior years.

(2)	Represents the compensation expense recognized in 2006 related to the performance-based options granted in 2006 at an exercise price or $25.14 per share and based on a value of $5.53 per option. This is the same value used to recognize expense for the options under FAS 123(R). The assumptions made in determining this value are disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. There was no compensation expense recognized in 2006 attributable to options granted in prior years.

(3)	The annual non-equity incentive plan and the metrics used to determine annual payment are described in the Compensation Discussion and Analysis under Annual Non-Equity Incentive Plan.

(4)	Amounts represent the change in SERP present value between December 31, 2005 and December 31, 2006. The amount shown for Mr. Lewis is zero due to the fact that the present value has decreased by $357,554. The SERP’s present value for Mr. Lewis at December 31, 2005 was $4,391,136 and at December 31, 2006 it was $4,033,582.

(5)	Amounts include (a) $12,000 car allowance, (b) $7,500 Company matching contributions under a 401(k) plan, (c) $2,698 of healthcare premiums, (d) $8,202 of group life insurance premiums, (e) $12,587 apartment and moving expenses, (f) $8,912 spouse travel expenses and (g) $750 athletic club membership dues.

(6)	Amounts include (a) $12,000 car allowance, (b) $7,500 Company matching contributions under a 401(k) plan, (c) $2,698 of healthcare premiums, (d) $2,242 of group life insurance premiums (e) $3,458 spouse travel expenses and (f) $300 airline club membership dues.

(7)	Amounts include (a) $14,853 car lease and related expenses, (b) $50,401 Company contributions under a retirement plan and (c) $1,783 executive healthcare plan.

(8)	Amounts include (a) $12,000 car allowance, (b) $7,500 Company matching contributions under a 401(k) plan, (c) $4,324 of healthcare premiums and (d) $482 of group life insurance premiums.

(9)	Amounts include (a) $12,000 car allowance, (b) $7,500 Company matching contributions under a 401(k) plan, (c) $4,324 of healthcare premiums, (d) $724 of group life insurance premiums, and (e) $752 spouse travel expenses.

We have provided the following Grants of Plan-Based Awards table to provide additional information about stock and option awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2006.

Grants of Plan-Based Awards in Last Fiscal Year

				Estimated Future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date		Approval Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Earl R. Lewis	1/30/2006	(1)			$700,000
	2/13/2006	(4)	1/30/2006				72,600	145,200	145,200		$25.14	$1,053,694
	2/13/2006	(5)	1/30/2006							13,800	25.14	346,932

Stephen M. Bailey	1/30/2006	(2)		$92,500	185,000	$277,500
	2/13/2006	(4)	1/30/2006				33,450	66,900	66,900		25.14	485,483
	2/13/2006	(5)	1/30/2006							6,600	25.14	165,924

Arne Almerfors	1/30/2006	(2)		100,000	200,000	300,000
	2/13/2006	(4)	1/30/2006				33,450	66,900	66,900		25.14	485,483
	2/13/2006	(5)	1/30/2006							6,600	25.14	165,924

William A. Sundermeier	1/30/2006	(2)		90,000	180,000	270,000
	2/13/2006	(4)	1/30/2006				29,850	59,700	59,700		25.14	433,234
	2/13/2006	(5)	1/30/2006							5,700	25.14	143,298

Andrew C. Teich	1/30/2006	(2)		90,000	180,000	270,000
	2/13/2006	(4)	1/30/2006				29,850	59,700	59,700		25.14	433,234
	2/13/2006	(5)	1/30/2006							5,700	25.14	143,298

(1)	The non-equity incentive award had no stated minimum or maximum amount. See Compensation Discussion and Analysis for an explanation of the calculation.

(2)	See Compensation Discussion and Analysis for an explanation of the calculation.

(3)	The Compensation Committee approved the performance-based option grants and restricted stock units at a Committee meeting on January 30, 2006. As agreed to at the Compensation Committee meeting on January 30, 2006, the option grants and stock awards were issued on February 13, 2006 on the first Monday after the insider trading window opened. February 13, 2006 was also the same day that we issued broad-based awards to 942 of our other employees.

(4)	The performance-based options vest ratably over a three year period based on our achieving certain performance goals for the year ended December 31, 2006, and the years ending December 31, 2007 and 2008. The options will vest on February 15 of the following year. Threshold vesting occurs if we achieve a minimum of 10% growth in EPS over the prior year, excluding stock-based compensation expense. The options reach target vesting if we achieve 20% growth or more in EPS. There is no additional benefit to the named executive officers if we achieve greater than target vesting. The option price was set at the closing fair market value of FLIR’s common stock on the date of grant. The Grant Date Fair Value represents the maximum grant date fair value at a value of $5.53 per share for the shares earned in 2006, $7.17 per share and $9.06 per share for the shares expected to be earned in 2007 and 2008, respectively. This is the same value for the options used under FAS 123(R). The assumptions made in determining this value are disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

(5)	The restricted stock units vest over a three year period. Vesting is in three equal increments on February 15, 2007, 2008 and 2009. The Grant Date Fair Value is based on a value of $25.14 per share, which was the closing price of our stock on the grant date. This is the same value as disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

In addition, we have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards we have made to our named executive officers which are outstanding as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of shares or Units of Stock That Have Not Vested ($)(4)
Earl R. Lewis	150,000			$19.58	2/23/2009	13,800	$439,254
	754,680			9.25	12/27/2011
	391,472			11.73	2/12/2012
	400,000			36.11	2/4/2015
		48,400	96,800	25.14	2/13/2016

Stephen M. Bailey	60,000			19.58	2/23/2009	6,600	210,078
	139,928			9.25	12/27/2011
	97,472			11.73	2/12/2012
	75,000			36.11	2/4/2015
		22,300	44,600	25.14	2/13/2016

Arne Almerfors	60,000			19.58	2/23/2009	6,600	210,078
	140,000			9.18	9/12/2012
	80,000			36.11	2/4/2015
		22,300	44,600	25.14	2/13/2016

William A. Sundermeier	60,000			19.58	2/23/2009	5,700	181,431
	90,000			11.73	2/12/2012
	75,000			36.11	2/4/2015
		19,900	39,800	25.14	2/13/2016

Andrew C. Teich	60,000			19.58	2/23/2009	5,700	181,431
	23,000			4.63	3/31/2009
	10,808			9.25	12/27/2011
	93,192			11.73	2/12/2012
	75,000			36.11	2/4/2015
		19,900	39,800	25.14	2/13/2016

(1)	This represents the number of performance-based options earned based on our performance in 2006. These options vested and became exercisable on February 15, 2007.

(2)	This represents the number of performance-based options that will vest ratably on February 15, 2008 and 2009, based on our fully achieving certain performance goals for each year. See Note (4) to the Grants of Plan-Based Award in Last Fiscal Year table above.

(3)	Restricted stock units granted on February 13, 2006. Vesting is in three equal increments on February 15, 2007, 2008 and 2009.

(4)	Based on the closing price of our common stock as of December 29, 2006 ($31.83), as reported on the NASDAQ stock market

We have provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by our named executive officers on option award exercises and stock award vesting during the year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Earl R. Lewis	—	$—	—	$—
Stephen M. Bailey	—	—	—	—
Arne Almerfors	—	—	—	—
William A. Sundermeier	—	—	—	—
Andrew C. Teich	80,000	1,323,912	—	—

We have provided the following Pension Benefits table to show the present value of accumulated benefits payable to each of our named executive officers under our SERP.

Pension Benefits

Name	Plan Name(1)	Number of years of credited service (#)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Earl R. Lewis	SERP	6	$4,033,582	$—
Stephen M. Bailey	SERP	6	1,447,593	—
Arne Almerfors	n/a	n/a	n/a	n/a
William A. Sundermeier	SERP	6	537,789	—
Andrew C. Teich	SERP	6	643,146	—

(1)	FLIR Systems, Inc. Supplemental Executive Retirement Plan

(2)	Present value of accumulated benefit is based on a 5.75% discount rate.

Under the SERP, separate unfunded retirement accounts are established for each participant and such accounts are credited with an amount equal to 10% of such participant’s compensation during each plan year. Compensation is defined as salary plus annual incentive payments. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the participant and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. Upon normal retirement, the participant is entitled to receive the amount in their respective retirement account in equal annual installments, including principal and interest, over 20 years. In the event the participant terminates due to death or disability, the account will become fully vested. The SERP also provides for a minimum retirement benefit that provides for 20 years of annual payments that are equal to 25% of the greater of the participant’s compensation during that participant’s last 12 months of employment or the average of the participant’s two highest years of compensation while employed by the Company.

The SERP defines normal retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the SERP established based upon termination of employment at or after age 55 with at least five full years of service. Under these early retirement provisions, the minimum annual retirement benefit is reduced by 6% for each year prior to age 60 in which the termination occurs. In the event of a change of control, the participants’ accounts will become fully vested, the 6% benefit reduction will not be applied and the benefit will be increased by 5% for each year that the participant’s age at termination is less than age 60 (up to a maximum of 50%). Mr. Almerfors is not eligible to participate in the Plan.

Potential Payments upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment or a termination due to a change of control of the Company. The following tables show potential payments to our named executive officers assuming a December 31, 2006 termination date and, where applicable, using the closing price of our common stock of $31.83 (as reported by the NASDAQ Stock Market as of December 29, 2006).

The following table describes the potential payments upon termination for Earl R. Lewis, our CEO.

Earl R. Lewis

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation
Base Salary(1)	$—	$—	$—	$1,050,000	$—	$700,000	$291,667
Annual Incentive(2)	—	—	—	700,000	—	—	—
Stock Options (unvested and accelerated)(3)	—	—	—	971,388	—	—	—
Deferred Stock Awards (unvested and accelerated)(3)	—	—	—	439,254	—	—	—
Benefits & Perquisites
Post-termination Health Care(4)	25,882	25,882	25,882	25,882	25,882	12,374	25,882
Supplemental Executive Retirement Plan(5)	4,510,779	4,510,779	4,510,779	4,510,779	735,452	4,510,779	4,510,779

Total	$4,536,661	$4,536,661	$4,536,661	$7,697,303	$761,334	$5,223,153	$4,828,328

(1)	Base Salary: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to 18 months of his base salary in effect at the time of termination. If Mr. Lewis’ employment is terminated due to death, his beneficiaries will be entitled to 12 months of his base salary in effect at the time of termination. In the event of termination due to disability, base salary will be paid through the end of the fifth month of disability.

(2)	Annual Incentive: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to a pro-rated incentive payment as determined by the Board. The amount above is equal to his target 2006 annual incentive of 100% of his base salary.

(3)	Stock Options and Restricted Stock Units: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to immediate vesting on all unvested stock options and restricted stock units. Mr. Lewis had 145,200 options with an exercise price of $25.14 and 13,800 restricted stock units that were unvested at December 31, 2006.

(4)	Post-Termination Health Care Benefits: Upon any type of termination, Mr. Lewis and his family are entitled to health care benefits equal to what they had while he was employed by the Company until the executive reaches age 65. The calculation assumes an annual increase in healthcare premiums of 15%.

(5)	Supplemental Executive Retirement Plan (SERP): In the event Mr. Lewis’ employment is terminated for any reason other than for cause, he will be entitled to the minimum retirement benefit as defined in the plan. The amounts above represent the present value of a stream of annuity payments payable over 20 years using a discount rate on December 31, 2006 of 5.75%. In the event Mr. Lewis’ employment is terminated for cause, his benefit will be equal to his vested account balance in his SERP account as of the date of termination. The benefit will be paid as a lump sum.

The following table describes the potential payments upon termination for Stephen M. Bailey, our CFO.

Stephen M. Bailey

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retire- ment	Normal Retire- ment	Involuntary Not For Cause Termination	For Cause Termination	Termination due to a Change of Control	Death	Disability
Compensation
Base Salary(1)	$—	$—	$—	$472,500	$—	$—	$315,000	$131,250
Annual Incentive(2)	—	—	—	189,000	—	—	—	—
Lump Sum Payment(3)	—	—	—	—	—	858,711	—	—
Stock Options (unvested and accelerated)(4)	—	—	—	447,561	—	447,561	—	—
Deferred Stock Awards (unvested and accelerated)(4)	—	—	—	210,078	—	210,078	—	—
Benefits & Perquisites
Post-termination Health Care(5)	18,960	18,960	18,960	18,960	18,960	18,960	9,064	18,960
Supplemental Executive Retirement Plan(6)	972,640	972,640	—	972,640	210,473	1,712,394	1,369,915	1,369,915

Total	$991,600	$991,600	$18,960	$2,310,739	$229,433	$3,247,704	$1,693,979	$1,520,125

(1)	Base Salary: In the event Mr. Bailey’s employment is involuntarily terminated without cause by the Company, he will be entitled to 18 months of his base salary in effect at the time of termination. If Mr. Bailey’s employment is terminated due to death, his beneficiaries will be entitled to 12 months of his base salary in effect at the time of termination. In the event of termination due to disability, base salary will be paid through the end of the fifth month of disability.

(2)	Annual Incentive: In the event Mr. Bailey’s employment is involuntarily terminated without cause by the Company, he will be entitled to a pro-rated incentive payment as determined by the Board. The amount above is equal to his target 2006 annual incentive of 60% of his base salary.

(3)	Lump Sum Payment for Cash Compensation: In the event Mr. Bailey’s employment is involuntarily terminated by the Company between 60 days prior to and 180 days after a change of control, he will be entitled to a payment equal to two times his average cash compensation for the two most recent full years of employment.

(4)	Stock Options and Restricted Stock Units: In the event Mr. Bailey’s employment is involuntarily terminated by the Company without cause or due to a change of control, he will be entitled to immediate vesting on all unvested equity awards. Mr. Bailey had 66,900 options with an exercise price of $25.14 and 6,600 restricted stock units that were unvested at December 31, 2006.

(5)	Post-Termination Health Care Benefits: When Mr. Bailey’s employment terminates for any reason, he and his family are entitled to health care benefits equal to what they had while he was employed by the Company until the earlier of (a) 18 months after termination, (b) such time as he obtains comparable benefits through employment or otherwise and (c) age 65. The calculations assume an annual increase in healthcare premiums of 15%.

(6)	Supplemental Executive Retirement Plan (SERP): Benefits payable are affected by the age of the participant on the date of termination. For Mr. Bailey, who has reached the early retirement age of 55, minimum retirement benefits defined in the plan will apply. Mr. Bailey’s benefits vary depending on the reason for termination. The amounts for Mr. Bailey in the above table represent the present value of a stream of annuity payments payable over 20 years using a discount rate on December 31, 2006 of 5.75%.

The following tables describe the potential payments upon termination for Messrs. Almerfors, Sundermeier and Teich.

Arne Almerfors

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination due to a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$1,137,911	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	447,561	—	—
Restricted Stock Units (unvested and accelerated)(2)	—	—	—	—	—	210,078	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	3,832	—	—
Supplemental Executive Retirement Plan(4)	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$1,799,382	$—	$—

William A. Sundermeier

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination due to a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$809,269	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	399,393	—	—
Restricted Stock Units (unvested and accelerated)(2)	—	—	—	—	—	181,431	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	36,085	—	—
Supplemental Executive Retirement Plan(4)	207,291	—	—	207,291	207,291	276,388	276,388	276,388

Total	$207,291	$—	$—	$207,291	$207,291	$1,702,566	$276,388	$276,388

Andrew C. Teich

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination due to a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$836,250	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	399,393	—	—
Restricted Stock Units (unvested and accelerated)(2)	—	—	—	—	—	181,431	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	36,085	—	—
Supplemental Executive Retirement Plan(4)	212,659	—	—	212,659	212,659	283,545	283,545	283,545

Total	$212,659	$—	$—	$212,659	$212,659	$1,736,704	$283,545	$283,545

(1)	Lump Sum Payment for Cash Compensation: In the event an executive’s employment is involuntarily terminated by the Company due to a change of control, the executive will be entitled to a payment equal to two times his average cash compensation for the two most recent full years of employment.

(2)	Stock Options and Restricted Stock Units: In the event an executive’s employment is involuntarily terminated by the Company due to a change of control, the executive will be entitled to immediate vesting on all unvested equity awards. Mr. Almerfors had 66,900 options with an exercise price of $25.14 and 6,600 restricted stock units that were unvested at December 31, 2006. Mr. Sundermeier had 59,700 options with an exercise price of $25.14 and 5,700 restricted stock units that were unvested at December 31, 2006. Mr. Teich had 59,700 options with an exercise price of $25.14 and 5,700 restricted stock units that were unvested at December 31, 2006.

(3)	Post-Termination Health Care Benefits: In the event an executive’s employment is involuntarily terminated by the Company due to a change of control, the executive and the executive’s family are entitled to health care benefits equal to what they had while the executive was employed by the Company for 18 months after termination. The calculations for Messrs. Sundermeier and Teich assume an annual increase in healthcare premiums of 15%. Mr. Almerfors has supplemental executive health care benefits in addition to the standard benefits provided to our employees in Sweden.

(4)	Supplemental Executive Retirement Plan (SERP): Benefits payable are affected by the age of the participant on the date of termination. For Messrs. Teich and Sundermeier, who have not reached the retirement age of 60 or the early retirement age of 55, the minimum retirement benefits provided in the plan do not apply, however, for terminations due to death, disability or change of control, unvested benefits become vested. For terminations due to cause, not for cause and voluntary termination by the executive only vested balances are payable. Benefits are payable in a lump sum. The SERP is not applicable to Mr. Almerfors.

DIRECTOR COMPENSATION

Under a policy adopted by the Board of Directors in 2006, each non-employee Director shall automatically be granted 1,000 restricted stock units and an option to purchase 10,000 shares of Common Stock under the Company’s 2002 Incentive Stock Option Plan. The grant date shall be the date of the Company’s Annual Meeting. The options vest immediately upon grant while the restricted stock units fully vest one year from the date of grant. In addition, each non-employee Director receives a $50,000 annual retainer, an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The Chairman of the Audit Committee receives a $12,000 annual retainer, and the Chairmen of the Compensation and Corporate Governance Committees each receive a $6,000 annual retainer. Each non-employee Director who serves on the Audit Committee (other than the Chairman) receives a $6,000 annual retainer and the non-employee Directors who serve on the Compensation and Corporate Governance Committees (other than the Chairmen of such Committees), receive an annual retainer of $3,000.

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2006.

Name and Principal Position	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)(3)	Total ($)
John D. Carter	$51,500	$17,614	$81,873	$—	$—	$—	$150,987
William W. Crouch	48,750	17,614	81,873	—	—	—	148,237
John C. Hart	55,000	17,614	81,873	—	—	—	154,487
Angus L. Macdonald	58,500	17,614	81,873	—	—	—	157,987
Michael T. Smith	60,950	17,614	81,873	—	—	—	160,437
Steven E. Wynne	47,000	17,614	81,873	—	—	—	146,487

(1)	Grant date fair value of the deferred stock awards granted in 2006 to each of the Directors is $25,820. Aggregate number of unvested stock awards outstanding at December 31, 2006 is as follows: Mr. Carter—1,000; Gen. Crouch—1,000; Mr. Hart—1,000; Mr. Macdonald—1,000; Mr. Smith—1,000; and Mr. Wynne —1,000.

(2)	Aggregate number of options outstanding at December 31, 2006 is as follows: Mr. Carter – 58,000; Gen. Crouch—34,000; Mr. Hart—63,000; Mr. Macdonald—58,000; Mr. Smith—82,000; and Mr. Wynne—142,000.

(3)	No director had Other Compensation in excess of $10,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity Compensation Plans Approved by Shareholders(3)	8,306,309	$20.04	7,454,723
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—

Total(5)	8,306,309	$20.04	7,454,723

(1)	Excludes purchase rights accruing under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 6,000,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date. Also excludes 460,240 shares of unvested resticted stock awards granted under the Company’s 2002 Stock Incentive Plan.

(2)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2006, an aggregate of 4,537,096 shares of Common Stock were available for issuance under the Purchase Plan.

(3)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Non-employee Directors, 1999 Employee Stock Purchase Plan and 2002 Stock Incentive Plan.

(4)	The Company does not have any equity compensation plans or arrangements that have not been approved by shareholders.

(5)	This table does not include information for equity compensation plans assumed by the Company in connection with the acquisition of Indigo Systems Corporation that originally established those plans. As of December 31, 2006, a total of 106,015 shares of the Company’s Common Stock were issuable upon exercise of options assumed under those plans. The weighted average exercise price of those options is $2.59 per share. No additional options may be granted under those plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s Directors and officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2006, or written representations from certain reporting persons, the Company believes that no Director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2006 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s named executive officers, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent Common Stock Outstanding
EARNEST Partners, LLC(2) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	8,588,499	13.0%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	8,574,649	13.0%
Franklin Resources, Inc.(4) One Franklin Parkway San Mateo, California 94403	6,527,324	9.9%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	6,158,000	9.4%
Columbia Wanger Asset Management, L.P.(6) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	3,820,000	5.8%
Earl R. Lewis	2,130,019	3.2%
John D. Carter	66,000	*
William W. Crouch	34,000	*
John C. Hart	63,000	*
Angus L. Macdonald	88,000	*
Michael T. Smith	84,000	*
Steven E. Wynne	144,800	*
Arne Almerfors	356,980	*
Stephen M. Bailey	480,874	*
William A. Sundermeier	259,159	*
Andrew C. Teich	306,108	*
Directors and Executive Officers as a group (13 persons)	4,640,104	6.7%

*	Less than one percent (1%).

(1)

Applicable percentage of ownership is based on 65,835,380 shares of FLIR Common Stock outstanding as of December 31, 2006. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 31, 2006 and upon the vesting of deferred stock awards within 60 days from December 31, 2006 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days from December 31, 2006 and upon the vesting of deferred stock awards within 60 days of December 31, 2006, included in the table above is as follows: Mr. Lewis—1,749,152; Mr. Carter —58,000; Gen. Crouch—34,000; Mr. Hart—63,000; Mr. Macdonald—58,000; Mr. Smith—82,000;

Mr. Wynne—142,000; Mr. Almerfors—304,500; Mr. Bailey—396,900; Mr. Sundermeier—246,800; Mr. Teich—283,800; and all Directors and executive officers as a group—3,937,000.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by EARNEST Partners, LLC with the Securities and Exchange Commission on February 2, 2007. The Schedule 13G/A states that EARNEST Partners, LLC are the beneficial owners of a total of 8,588,499 shares of Common Stock as to which they have sole dispositive power, including 2,642,449 shares of Common Stock as to which they have sole voting power and 2,940,313 shares of Common Stock as to which they have shared voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR Corp with the Securities and Exchange Commission on February 14, 2007. The Schedule 13G/A states that FMR Corp and its affiliates are the beneficial owners of 8,574,649 shares of Common Stock as to which certain affiliates of FMR Corp have sole dispositive power, including 3,418 shares of Common Stock as to which they have sole voting power.

(4)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 13, 2007. The Schedule 13G/A states that Franklin Resources, Inc. and it’s affiliates are the beneficial owners of 6,527,324 shares of Common Stock as to which they have sole dispositive power, including 6,500,724 shares of Common Stock as to which they have sole voting power.

(5)	This information as to beneficial ownership is based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (Price Associates) with the Securities and Exchange Commission on February 14, 2007. The Schedule 13G/A states that T. Rowe Price Associates, Inc. are the beneficial owners of 6,158,000 shares of Common Stock as to which they have sole dispositive power, including 1,330,400 shares of Common Stock as to which they have sole voting power. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. with the Securities and Exchange Commission on January 11, 2007. The Schedule 13G states that Columbia Wanger Asset Management, L.P. is the beneficial owners of 3,820,000 shares of Common Stock as to which they have sole dispositive power, including 3,570,000 shares of Common Stock as to which they have sole voting power and 250,000 shares of Common Stock as to which they have shared voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons during the year ended December 31, 2006. The Company’s Corporate Governance Principles adopted by the Board of Directors provide that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved by the Audit Committee. The Company is in the process of further developing its policies and procedures for the review and approval of transactions required to be reported as transactions with related persons.

APPROVAL OF THE 2007 EXECUTIVE BONUS PLAN

General

On March 14, 2007, the Compensation Committee adopted the FLIR Systems, Inc. 2007 Executive Bonus Plan (the “Bonus Plan”), subject to approval by the shareholders of the Company. The Bonus Plan, which will provide for cash incentive payments to certain key executives of the Company, is designed to provide for a direct correlation between performance and compensation for certain of the Company’s key executives and to qualify such cash incentive payments for the tax deductibility exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Code Section 162(m) generally disallows a U.S. federal income tax deduction to any publicly held corporation for non-performance based compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. The Company intends to structure awards under the Bonus Plan so that the amounts paid would be qualified “performance based compensation” eligible for continued deductibility. To preserve the tax deductibility of such compensation, the Company is seeking shareholder approval of the Bonus Plan, including the business criteria upon which the performance goals applicable to the Bonus Plan may be based and the maximum amount that may be paid during any performance period to an executive.

The following summary describes the principal provisions of the Bonus Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, which is attached as Appendix A to this Proxy Statement.

Plan Administration

The Bonus Plan will be administered by the Compensation Committee. The Compensation Committee will select the key executives who will be eligible to receive awards, the target pay-out levels and the performance goals. The Compensation Committee will also certify the attainment of performance goals. The Compensation Committee has the right, in its discretion, to reduce awards even if the performance goals have been attained.

Description of Bonus Plan

Participants in the Bonus Plan will be eligible to receive cash performance awards based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation Committee. The performance award will be payable as soon as administratively feasible in the next fiscal year following the end of the performance period with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained.

The employees eligible to participate in the Bonus Plan are the Company’s Chief Executive Officer and the other four highest compensated executive officers of the Company. Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following business criteria with regard to the Company (or any subsidiary, division, other operational unit or administrative department of the Company) as specified by the Compensation Committee:

•	the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

•	the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations;

•	the attainment of certain target levels of, or a specified increase in, operational cash flow;

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

•	the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

•	the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital);

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity;

•	the attainment of certain target levels of, or a percentage increase in, market share;

•	the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

To the extent permitted under Code Section 162(m), the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria. To the extent permitted under Code Section 162(m), the performance goals established by the Compensation Committee may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The maximum performance award payable to any individual for any performance period is $5,000,000. Each performance period will be a period of 1 year (fiscal or calendar) or less, as determined by the Compensation Committee.

Term and Amendment of the Bonus Plan

The Bonus Plan will be effective as of March 14, 2007; however, the Bonus Plan will terminate if it is not approved by the shareholders. The Bonus Plan may be amended or discontinued by the Board of Directors at any time. However, shareholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any performance period above the award limits outlined above and specified in the Bonus Plan, materially alters the business criteria for performance goals set forth in the Bonus Plan, changes the class of eligible employees or otherwise requires shareholder approval under Code Section 162(m). Once approved by the Company’s shareholders, the Bonus Plan shall continue in effect until the earlier of (i) a termination of the Bonus Plan by the Board of Directors, (ii) the date any shareholder approval requirement under Code Section 162(m) ceases to be met, or (iii) the date that is five years after the date of the Company shareholder meeting where this Plan is approved. The Bonus Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Code Section 401(a).

Description of Bonus Plan Awards for 2007

Subject to approval of the Bonus Plan by the shareholders, the Compensation Committee has determined that Earl R. Lewis, Stephen M. Bailey, William A.Sundermeier and Andrew C. Teich are eligible to receive awards under the Bonus Plan for the initial performance period of calendar year 2007. On March 14, 2007, pursuant to the terms of the Bonus Plan, the Compensation Committee granted a cash performance award to each of Earl R. Lewis, Stephen M. Bailey, William A. Sundermeier and Andrew C. Teich for the calendar year performance period beginning on January 1, 2007, subject to approval of the Bonus Plan by the Company’s shareholders. The performance goal for the 2007 performance period is the Company’s achievement of fully diluted earnings per share in the amount of $1.52. The target award for Messrs. Lewis, Bailey, Sundermeier and Teich were set at $750,000, $204,000, $186,000 and $186,000, respectively. The target award for each executive officer will increase or decrease by 4% for every incremental increase or decrease of $0.01 from the target earnings per share of $1.52, subject to a maximum payment of $5,000,000.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the Company’s 2007 Executive Bonus Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board will be voted for approval of the Bonus Plan unless a vote against the proposal or abstention is specifically indicated.

INFORMATION CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007, subject to the ratification of such appointment by the Company’s shareholders. KMPG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2006.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2007. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of three non-employee Directors, each of whom is an independent Director as defined in Section 10A(m) of the Securities Exchange Act of 1934, and Rule 10A-3 promulgated thereunder and by the listing rules of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. The Board of Directors has determined that Mr. Smith qualifies as the “audit committee financial expert” for purposes of regulations of the Securities and Exchange Commission. A copy of the charter is available for review on the Company’s web site at www.flir.com.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated statements with generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held nine meetings during 2006. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee held private sessions at each of these meetings with KPMG LLP, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the adequacy of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management and representatives of KPMG LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles used and the reasonableness of significant judgments made by management. The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”), “Communication with Audit Committees.” SAS 61 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements with respect to:

•	their responsibility under generally accepted auditing standards,

•	critical accounting policies and estimates,

•	significant management judgments and accounting estimates,

•	any significant audit adjustments,

•	any significant internal controls deficiencies,

•	any disagreements with management,

•	any difficulties encountered in performing the audit, and

•	any misstatements in interim financial reporting.

The Audit Committee discussed with KPMG LLP their independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” to the effect that, in their professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Smith, Chair

John C. Hart

Angus L. Macdonald

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit related services are approved annually. With respect to services for other than audit and audit related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ending December 31, 2006 and 2005 were as follows:

	Year Ending December 31,
	2006	2005
Audit Fees	$2,022,000	$1,529,000
Audit-Related Fees	21,000	17,000
Tax Fees	286,000	265,000

Total Fees	$2,329,000	$1,811,000

Audit Fees.    Audit fees includes fees for services rendered for the audit of the annual financial statements included in Form 10-K, audit of internal control over financial reporting and review of the quarterly financial statements included in Form 10-Q. In addition, amounts included fees for statutory filings and audits, issuance of consents, comfort letters on registered offerings and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees.    Audit-related fees include fees for services rendered for an audit of an employee benefit plan.

Tax Fees.    Tax fees include fees principally for tax compliance, and to a lesser extent, tax planning and tax advice.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2008 Proxy Statement. Any such proposal must be received by the Company not later than November 20, 2007. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting, unless notice or public disclosure of the date of the Annual Meeting occurs less than 60 days prior to the date of such Annual Meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2007 Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $3,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2006 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700A SW Parkway Avenue, Portland, Oregon 97070.

By Order of the Board of Directors

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Wilsonville, Oregon

March 20, 2007

Appendix A

FLIR SYSTEMS, INC.

2007 EXECUTIVE BONUS PLAN

1. PURPOSE

The purpose of this Plan is to attract, retain and motivate key executives by providing cash performance awards. The Plan is intended to ensure that the Awards paid under the Plan are deductible without limitation under Code Section 162(m).

2. DEFINITIONS

Unless the context otherwise requires, the follow terms have the meanings set forth below:

a. “Award” means the total Performance Award as determined under the Plan.

b. “Board” means the Board of Directors of the Company.

c. “Code” means the Internal Revenue Code of 1986, as amended and any successor thereto.

d. “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan, all of whose members will satisfy the requirements to be “outside directors,” as defined under Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3), and is comprised of at least two members.

e. “Company” means FLIR Systems, Inc. and any successor by merger, consolidation or otherwise.

f. “Eligible Employee” means the Company’s Chief Executive officer and any other employees of the Company or its Subsidiaries that are “covered employees” as defined in Code Section 162(m)(3).

g. “Employee Target Award” means the targeted performance award for a Performance Period specified by the Committee as provided in Section 5 hereof.

h. “Exchange Act” means the Securities Exchange Act of 1934, as amended and any successor thereto.

i. “Participant” means an Eligible Employee selected, in accordance with Section 4 hereof, to be eligible to receive an Award for a specific Performance Period.

j. “Performance Award” means the amount paid or payable under Section 6 hereof.

k. “Performance Goal” means the objective performance goals, formulae or standards that the Committee will establish in accordance with Section 6(b) hereof.

l. “Performance Period” means a period of time as determined by the Committee over which the Performance Goal is measured. The Performance Period need not be identical for all Awards or Participants and the Committee may establish multiple Performance Periods within one fiscal or calendar year or different Performance Periods for individual Participants.

m. “Plan” means this FLIR Systems, Inc. 2007 Executive Bonus Plan.

n. “Subsidiary” means, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3. ADMINISTRATION OF THE PLAN

a. The Plan will be administered by the Committee. The Committee will have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) select Participants; (iii) set the Employee Target Awards and Performance Goals for Awards within the Plan guidelines; (iv) certify attainment of Performance Goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all Awards and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan and its operation; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it will deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

b. Decisions of the Committee will be made by a majority of its members. All decisions of the Committee on any question concerning the Plan, including selection of Participants, the amount and criteria for an Award and the interpretation and administration of the Plan will be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein will be limited, construed and interpreted in a manner to comply therewith.

c. No member of the Committee will be liable for any action, omission, or determination relating to the Plan, and the Company will indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees will be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member of the Committee in bad faith and without reasonable belief that it was allowed or required by the Plan. The foregoing provisions are in addition to and will not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company’s articles or bylaws, the Oregon Business Corporation Act, or otherwise.

4. ELIGIBILITY AND PARTICIPATION

a. For each Performance Period, the Committee will select the Eligible Employees who are to participate in the Plan.

b. No person will be entitled to participate in this Plan or receive any Award under this Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period. The Committee may add to or delete Eligible Employees from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m). Selection of an Eligible Employee to participate in the Plan for one Performance Period will not entitle the Eligible Employee to participate in any other Performance Period.

5. EMPLOYEE TARGET AWARD

a. For each Participant for each Performance Period, the Committee may specify a targeted performance award, which will be referred to herein as an Employee Target Award. The Employee Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Employee Target Award for a Participant for a Performance Period will not imply or require that the same level or any Employee Target Award be set for any subsequent Performance Period or for any other Participant. At the time the Performance Goals are established (as provided in Section 6(b) below), the Committee will prescribe a formula to determine the percentages (which, subject to Section 6(e) hereof, may be greater than one-hundred percent (100%)) of the Employee Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period. The Committee may impose terms and conditions attached to the Award, such as employment on the payment date. Terms and conditions need not be uniform between Awards and may reflect distinctions based upon the Committee’s discretion.

b. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Employee Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount (including zero) that is less than the Participant’s Employee Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals.

6. PERFORMANCE AWARD PROGRAM

a. Performance Awards.    Subject to Section 7 hereof, each Participant is eligible to receive up to the achieved percentage of their Employee Target Award for a Performance Period (or, subject to Section 5(b), such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6(b) below and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award will be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

b. Performance Goals.    The Committee will establish the objective performance goals, formulae or standards and the Employee Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing before (i) the earlier of 90 days after commencement of the Performance Period or expiration of 25% of the Performance Period, provided that the achievement of the Performance Goals is substantially uncertain at such time, or (ii) such later date as permitted under Code Section 162(m). Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision will be of no force or effect. These Performance Goals will be based on one or more of the following criteria with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity; (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula. In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

c. Except as otherwise provided herein, the measures used in Performance Goals set under the Plan will be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the preparation of the financial statements included with the Company’s regular reports on Forms 10-K and 10-Q.

d. To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations will be at the discretion of the Committee as exercised at the time the Performance Goals are set.

e. Maximum Performance Award.    The maximum Performance Award payable to a Participant for any Performance Period is $5,000,000.

f. Payment Date; Committee Certification.    Performance Awards will be paid in cash as soon as administratively feasible after the Performance Period in which they are earned is completed, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6(b) above (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or certain other termination situations) were, in fact, satisfied. The Committee will certify satisfaction of the Performance Goals and make Award payments within two and one-half (2 1/2) months after the end of each Performance Period.

7. EMPLOYMENT ON AWARD DATE GENERALLY REQUIRED FOR AWARD

No Award will be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date Awards for the Performance Period are generally paid to Participants; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant’s death, disability, retirement or other termination of employment during such Performance Period. All such Awards will be based on achievement of the Performance Goals for the Performance Period, except that, to the extent permitted under Code Section 162(m), in the case of death or disability during the Performance Period (or such other termination situations as permitted under Code Section 162(m)) an amount equal to or less than the Employee Target Awards may be made by the Committee either during or after the Performance Period without regard to actual achievement of the Performance Goals.

8. NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same will be void and will not be recognized or given effect by the Company or the Plan.

9. NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan will confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant, all without incurring liability under this Plan.

10. TERM; AMENDMENT OR TERMINATION; CODE SECTION 409A

a. This Plan shall be effective March __, 2007. Notwithstanding the foregoing, this Plan shall terminate unless it is approved at the next annual meeting of the Company’s shareholders following the date the Board adopts this plan. Once approved by the Company’s shareholders, this Plan shall continue in effect until the earlier of (i) a termination under Section 10(b), (ii) the date any shareholder approval requirement under Code Section 162(m) ceases to be met, or (iii) the date that is five years after the date of the Company shareholder meeting where this Plan is approved.

b. The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, however, that no such amendment will, without the prior approval of the shareholders of the Company entitled to vote thereon in accordance with the laws of the State of Oregon to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in Section 6(b); (ii) increase the maximum amount set forth in Section 6(e); (iii) change the class of Eligible Employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination will, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Performance Period otherwise payable hereunder.

c. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A is deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision will be void. The Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Plan to comply with Code Section 409A and the regulations thereunder or any other applicable law without Participant consent.

11. SEVERABILITY

In the event that any one or more of the provisions contained in the Plan will, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability will not affect any other provision of the Plan and the Plan will be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12. WITHHOLDING

The Company will have the right to withhold or make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13. GOVERNING LAW

This Plan and any amendments thereto will be construed, administered, and governed in all respects in accordance with the laws of the State of Oregon (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and James A. Fitzhenry, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of

Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on April 27, 2007 at Multnomah Athletic Club,

1849 SW Salmon Street, Portland, Oregon 97205, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY

THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED

“FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR”

PROPOSAL 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD

OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s

Proxy Statement and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

YOUCANNOWACCESS YOURFLIR SYSTEMS, INC. ACCOUNTONLINE.

Access your FLIR Systems, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for FLIR Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Mark Here for Address Change or Comments ☐
PLEASE SEE REVERSE SIDE

1. Election of two directors for three-year terms.

FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

Nominees:

(01) John D. Carter and (02) Michael T. Smith, each for a three-year term expiring in 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in this space:

____

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature ______________________ Signature ______________________ Date ____________

Note: Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

▲ FOLD AND DETACH HERE ▲

Sig nature Signature Date

Note: Please sign above exactl y as your name appears on h t is Proxy Car d. f I shares ar e r e gis tered n i mo re t h an one name, all such persons sho uld sign. A corp oration sho uld sig n n i t i s full corporate name by a duly autho rized officer, statin g his/her tit le. Truste es, guar dians, executors and administrators should sign in their official capacity, giving h t eir u f l tit le as such. f I a partnership, please sign in h t e part ners hip name by auth or ized person(s). If you e r ceiv e ore than on e Proxy Card, please sign and return all such cards in t h e accompanying envelop e.

FOLD AND DETACH HERE

Mark Here for Add ress Cha nge or Com ments

PLEASE SEE RE VERSE SID E

1.	Electi on of t w o directors o f r t h ree-year term s.

FOR the nominees li sted be low (ex cept as ind icate d belo w)

WITHHOLD AUTHO RIT Y to vote for al nominees li ste d belo w

Nomine es:

( 0 1) John D. Cart er and ( 0 2) Mich ael T. Sm t i h, each o f r a three-y ear term expiri ng in 2010.

TH E BOARD OF DIRE CTOR S UNANIMOUSLY RECOMMENDS A VOTE FOR EAC H OF TH E NOMI NEES NAMED AB OVE.

N I STRUCTION: To withhold authority t o vote o f r any nominee, write h t at nominee’s name in h t is space:

THE BOA RD OF DIRECTOR S UNANIM OUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PRO POSAL 2.

FOR AGAIN ST ABS TAIN

2.	To approve h t e adoption of h t e 2007 Executive Bonus Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

3. To a r tify h t e appointment by t h e Audit Committee of t h e Company’s Board of FOR AGAINST AB STAIN Directors of KPMG LLP as t h e independent e r gistered public accounting f i rm of t h e Company f o r h t e f iscal year ending December 31, 2007.

4. n I h t eir discretion, t he proxies are authorized t o vote upon such other matters as may properly come before t h e meeting or any adjournments or postponements h t ereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

TODAY, USING THE ENCLOSED ENVELOPE.

Please che ck h t is box if you plan o t atte nd the Annual Meeting.